SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)          April 20, 1998
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                        McNEIL REAL ESTATE FUND XX, L.P.
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             (Exact name of registrant as specified in its charter)





         California                      0-14007             33-0050225
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 (State or other jurisdiction of       (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)




             13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240
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               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code     (972)  448-5800
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 20, 1998, the Partnership received $3,615,354 in satisfaction of their first and second lien mortgage loan investments - affiliate secured by Fort Meigs Plaza. The shopping center, located in Perrysburg, Ohio, was sold to Mr. Harvey A. Tolson, an unaffiliated buyer, for a cash purchase price of $3.8 million.

On May 1, 1998, the Partnership received $2.4 million as payment in full for both principal and interest receivable on the mortgage loan investment secured by Idlewood Nursing Home. Since the Partnership owns an 83% participation interest in the note, $408,000 of the $2.4 million settlement is payable to the owner of the remaining 17% of the note.

                        McNEIL REAL ESTATE FUND XX, L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                                     McNEIL REAL ESTATE FUND XX, L.P.



May 5, 1998                          By:  /s/  Carol A. Fahs
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Date                                    Carol A. Fahs
                                        Chief Accounting Officer of McNeil
                                         Real Estate Management, Inc.